EXHIBIT 11


                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)
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                                            THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                            ---------------------------                  -------------------------
                                            2003                    2002                2003                   2002
                                            ----                    ----                ----                   ----
(Restated) (Restated)
       Basic earnings:
Net (loss)                           $          (413,670)   $          (132,165)   $        (824,646)   $        (158,388)
                                     ===================    ===================    =================    =================

Shares:
Weighted common shares
outstanding                                   30,429,491              8,929,491           24,490,264            4,999,626
                                     ===================    ===================    =================    =================

Basic and diluted (loss) per share   $             (0.01)   $             (0.01)   $           (0.03)   $           (0.03)
                                     ===================    ===================    =================    =================


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